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EXHIBIT 10.11

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT, made this 4th day of December, 2003, by and between SCS Transportation, Inc., a Delaware corporation ("SCST"), and Herbert A. Trucksess, III (the "Executive").

                                   WITNESSETH:

         WHEREAS, SCST and the Executive entered into an Employment Agreement on November 20, 2002 pursuant to which the Executive agreed to serve as President and Chief Executive Officer of SCST (the "Agreement"); and

         WHEREAS, the parties retained the right to amend the Agreement pursuant to Section 24 thereof; and

         WHEREAS, the parties desire to amend the Agreement to clarify the calculation of the Executive's Supplemental Retirement Benefit:

         NOW, THEREFORE, effective as of November 20, 2002, the Agreement is amended as follows:

         1. Section 4(d) is amended to read as follows:

(d) Supplemental Retirement Benefit. SCST shall provide the Executive with a Supplemental Retirement Benefit following his termination of employment. The Supplemental Retirement Benefit shall be paid in monthly installments for life commencing on the first day of the month coincident with or next following the later of (a) the Executive's termination of employment or (b) the Executive's attainment of age 65. The amount of the monthly Supplemental Retirement Benefit shall equal (i) minus (ii) minus (iii) below, where:

(i) is One twelfth of the excess of [Total Credited Service multiplied by Final Average Earnings multiplied by 1-3/7% (.0142857)] over [Primary Social Security multiplied by Total Credited Service multiplied by 1-3/7%(.0142857)];

(ii) is the sum of (a) the monthly normal retirement benefit payable from the qualified Yellow Freight Office, Clerical, Sales and Supervisory Personnel Pension Plan, and (b) the monthly Supplemental Retirement Benefit payable under the Executive's Employment Agreement with Yellow Corporation; and

(iii) is the monthly benefit payable at age 65 that is the Actuarial Equivalent of the portion of SCST's non-qualified Deferred Compensation Plan attributable to SCST contributions at date of termination.

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2. The Phrase "SCS" is deleted from Section 4(g)(1) and replaced with "SCST".

         IN WITNESS WHEREOF, the parties have executed this Amendment on the 4th day of December 2003.

EXECUTIVE                                 SCS TRANSPORTATION, INC.

/s/ Herbert A. Trucksess III              By: /s/ James J. Bellinghausen
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Herbert A. Trucksess, III
                                                  ATTEST

                                          By: /s/ G. Drown
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